Exhibit 10.38
AMENDMENT NO. 2 TO THE
TALBOTS, INC. DEFERRED COMPENSATION PLAN
          The Talbots, Inc. Deferred Compensation Plan (the “Plan”) is hereby amended as follows, effective as of January 1, 2007:
          1. Section 2 of the Plan is hereby amended by adding the following new paragraph to the end thereof:
     “Effective January 1, 2007, an individual who is employed by The J. Jill Group, Inc. (“Jill”) at a director level or above, shall be eligible to participate in the Plan, provided however, that such individual must first be designated by the Administrative Committee as a participant in the Plan (hereinafter, such designated individual shall be referred to as a ‘Jill Participant’).”
          2. Section 3 of the Plan is hereby amended by adding the following new paragraph to the end thereof:
     “Notwithstanding the foregoing, any and all amounts due under the Plan to a Jill Participant shall be paid at the time, and in the form, elected by such Jill Participant at the time he or she makes a deferral election.”
          3. Section 5 of the Plan is hereby amended by adding the following new paragraphs to the end thereof:
          “Notwithstanding anything else herein to the contrary, for Jill Participants only, Jill may elect to make matching contributions hereunder, at such levels (if at all) as Jill, in its sole discretion, elects. Any such matching contributions will become vested upon such terms as Jill elects. Matching contribution levels, and vesting terms, need not be consistent for all Jill Participants.
          In addition, and notwithstanding anything else herein to the contrary, for Jill Participants only, Jill may elect to make annual discretionary contributions hereunder, at such levels (if at all) as Jill, in its sole discretion, elects. Any such annual discretionary contribution will become vested upon such terms as Jill elects. Discretionary contribution levels, and vesting terms, need not be consistent for all Jill Participants. .”
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          IN WITNESS WHEREOF, The Talbots, Inc. has caused this amendment to be adopted by its duly authorized representative as of the date first set forth above:

THE TALBOTS, INC.
By:	/s/ Arnold B. Zetcher